                                 NEWS RELEASE

For Immediate Release                                  November 28, 2000

Contacts:       John K. Keach, Jr.                     Lawrence E. Welker
                Chairman of the Board                  Executive Vice President
                President/CEO                          Chief Financial Officer
                (812) 373-7816                         (812) 523-7308

                   HOME FEDERAL BANCORP ANNOUNCES DIVIDEND AND
                            STOCK REPURCHASE PROGRAM

(Seymour,  IN) -- Home Federal  Bancorp ("Home  Federal")  (NASDAQ:  HOMF),  the
holding company of Home Federal  Savings Bank of Seymour,  Indiana (the "Bank"),
today  announced a second  quarter  dividend of $0.1375 (13.75 cents) per share.
The dividend will be paid on January 2, 2001, to all  shareholders  of record on
December 20, 2000.

The Board of Directors also approved the fourth  repurchase,  from time to time, on the open market of up to 5% of the Corporation's outstanding shares of common stock,  without  par value  ("Common  Stock"),  or  225,209  such  shares.  Such purchases  will be made  subject to market  conditions  in open  market or block transactions. Repurchases may begin December 4, 2000.

According to John K. Keach, Jr., Chairman of the Board of the Company, the Board
believes that the Corporation's  shares are currently  undervalued by the market and that open market  purchases will have the potential  effect of enhancing the book value per share and the  potential to enhance  growth in earnings per share of the Corporation's remaining outstanding shares.

As  reported  earlier,  Home  Federal  posted  first  quarter  earnings of $2.43 million,  or $0.52 basic earnings per common share and $0.51  dilutive  earnings per common  share,  compared to $0.48 basic  earnings per common share and $0.46 dilutive earnings per common share for the same period a year ago.

Home Federal  Bancorp is a unitary  holding  company,  with Home Federal Savings
Bank as its sole  subsidiary.  Home Federal Savings Bank, a FDIC insured savings bank founded in 1908,  offers a wide range of consumer and commercial  financial services through 17 offices in southeastern Indiana.

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